Exhibit 99.1

NEWS RELEASE

For Immediate Release
January 28, 2014

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $3.4 billion bank holding company headquartered in Charleston, today announced net income of $48.7 million, or $3.06 per diluted share, for the year ended December 31, 2013.  City’s net income increased $9.7 million from 2012 due primarily to the acquisitions of Virginia Savings Bank in the second quarter of 2012 and Community Financial Corporation (“Community Bank”) in the first quarter of 2013.  For 2013, the Company achieved a return on assets of 1.44%, a return on tangible equity of 16.4%, a net interest margin of 4.33%, and an efficiency ratio of 55.5%.  Despite $5.5 million of merger-related expenses, 2013’s financial performance outpaced 2012’s results.

For the fourth quarter of 2013 the Company reported net income of $13.7 million, or $0.86 per diluted share.  The Company achieved a return on assets of 1.61%, a return on tangible equity of 17.7%, a net interest margin of 4.33%, and an efficiency ratio of 51.7% in the fourth quarter of 2013.

City’s CEO Charles Hageboeck stated that, “2013 was a record year for City with reported earnings of $3.06 per diluted share despite merger-related expenses of $5.5 million ($0.23 per diluted share on an after tax basis).  While the results from our acquisitions of Virginia Savings Bancorp and Community Bank have been in line with our expectations, the results of resolving problem loans associated with these acquisitions have exceeded our expectations.  This has largely been due our credit and lending teams’ ability to effectively workout a number of problem loans.  As a result of these efforts, our nonperforming loans, past due loans, and other asset quality measures continue to show improvement.  Although our work is not yet complete in regards to acquired problem assets, particularly those related to Community Bank, we expect to have less efforts concentrated in these endeavors during 2014.”

“During 2013, our reported net interest margin increased from 3.96% in 2012 to 4.33% for 2013.  Excluding the positive impact of accretion relating to our acquisitions, our net interest margin only dropped from 3.85% for 2012 to 3.83% for 2013 despite the loss of over $50 million of high yielding trust preferred securities and continued historically low interest rates.  Excluding the acquisition of Community Bank, our loans grew $87.7 million, or 4.1%, from December 31, 2012.  This growth was fueled by an increase of $59.4 million (5.8%) in residential real estate loans and $42.9 million in commercial loans (4.6%).”

“I am also excited that in less than one year, the Company’s tangible capital rebounded after dropping to 8.6% following the Community Bank acquisition to 9.5% at December 31, 2013.  At City, we are excited about our future and are poised to take advantage of the opportunities ahead.”

Net Interest Income

The Company’s tax equivalent net interest income increased $27.4 million, or 27.8%, from $98.5 million in 2012 to $125.9 million in 2013. This increase is due primarily to loan growth from the acquisition of Community Bank as of January 9, 2013 and accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bank and Community Bank.  The Company’s reported net interest margin increased from 3.96% for the year ended December 31, 2012 to 4.33% for the year ended December 31, 2013.  Excluding the favorable impact of the accretion from the fair value adjustments ($14.6 million for the year ended December 31, 2013 and $2.6 million for the year ended December 31, 2012), the net interest margin would have been 3.83% for the year ended December 31, 2013 and 3.85% for the year ended December 31, 2012.

During the fourth quarter of 2013, the Company’s tax equivalent net interest income decreased $0.3 million, or 1.1%, from $32.5 million during the third quarter of 2013 to $32.2 million.  The Company’s reported net interest margin decreased from 4.47% for the third quarter of 2013 to 4.33% for the fourth quarter of 2013.  Excluding the favorable impact of the accretion from the fair value adjustments ($3.9 million for the quarter ended December 31, 2013 and $5.0 million for the quarter ended September 30, 2013), the net interest margin would have been 3.81% for the quarter ended December 31, 2013 and 3.78% for the quarter ended September 30, 2013.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased slightly from 1.28% at December 31, 2012 to 1.20% at December 31, 2013.  Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark.  These loans are considered performing loans provided that the loan is performing in accordance with the estimated expectations.  Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the initial expectations.  Total past due loans increased from $13.0 million, or 0.60% of total loans outstanding, at December 31, 2012 to $19.5 million, or 0.75% of total loans outstanding, at December 31, 2013.  Acquired past due loans represent approximately 64% of total past due loans and have declined $4.0 million, or 24.2%, since March 31, 2013.  In accordance with regulatory guidance issued in the third quarter of 2012, the Company classifies loans in which the borrower has filed Chapter 7 bankruptcy with the debt discharged by the bankruptcy court and the loan not reaffirmed by the borrower to be troubled debt restructured loans (“TDR’s”).  Since the time of this change, TDR’s have increased from $21.5 million at September 30, 2012 to $25.1 million at December 31, 2013.  More than 90% of these loans are current with interest and principal payments.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.9 million in the fourth quarter of 2013 and $6.8 million for the year ended December 31, 2013 compared to $1.8 million and $6.4 million of the comparable periods in 2012. During the fourth quarter of 2013 the Company re-estimated the expected cash flows from its purchased credit impaired loans, which resulted in a $0.5 million addition to the ALLL.  The provision for loan losses recorded during 2013 reflects difficulties encountered by certain commercial borrowers of the Company during the year, the downgrade of their related credits and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Investment Securities Gains/(Losses)

During 2013, the Company realized investment gains of $0.7 million associated with the calls of trust preferred securities.  In addition, the Company also recognized gains of $0.1 million from the sale of certain equity positions related to community banks and bank holding companies.

Non-interest Income

Exclusive of net investment securities gains, non-interest income increased $2.9 million to $57.2 million for the year ended December 31, 2013 as compared to $54.3 million for the year ended December 31, 2012.  Service charges increased $1.2 million, or 4.5%, to $27.6 million and bankcard revenues increased $1.1 million, or 9.0%, to $13.5 million for the year ended December 31, 2013.  These increases were primarily due to the acquisition of Community Bank.

Exclusive of net investment securities gains, total non-interest income was flat for the fourth quarter of 2013 as compared to the fourth quarter of 2012.  A decrease of $0.4 million in other income was essentially offset by an increase of $0.3 million in bankcard revenue during the fourth quarter of 2013.

Non-interest Expenses

During 2013, the Company recognized $5.5 million of acquisition and integration expenses associated with the completed acquisition of Community Bank.  In comparison, during 2012, the Company recorded $4.7 million of acquisition and integration expenses associated with the completed acquisition of Virginia Savings Bancorp and the impending acquisition of Community Bank.  Excluding these expenses, noninterest expenses increased $14.0 million from $82.7 million for the year ended December 31, 2012 to $96.7 million for the year ended December 31, 2013.  Salaries and employee benefits increased $7.9 million due primarily to additional employees associated with the acquisition of Community Bank.  Normal annual salary increases, increased pension costs, and increased incentive compensation accruals also contributed to the increase in salaries and employee benefits.  In addition, other expenses increased $2.0 million, occupancy and equipment expenses increased $1.7 million, and depreciation expense increased $1.1 million.  These increases were primarily attributable to the acquisition of Community Bank and were in line with the Company’s expectations.  These increases were partially offset by a decrease in repossessed asset losses as a result of losses recognized in 2012.

For the fourth quarter of 2013, total non-interest expenses increased $2.9 million, from $21.3 million for the fourth quarter of 2012 to $24.2 million.  Salaries and employee benefit expenses increased $1.6 million, primarily associated with the acquisition of Community Bank and increased pension costs.  In addition, other expenses increased $0.7 million, occupancy and equipment expenses increased $0.4 million, legal and professional expenses increased $0.3 million, and depreciation expense increased $0.2 million from the fourth quarter of 2012.  These increases were partially offset by decreases in merger related expenses ($0.3 million), repossessed asset losses ($0.2 million), and advertising expenses ($0.2 million).

Balance Sheet Trends

Loans increased $458.4 million (21.4%) from December 31, 2012 to $2.60 billion at December 31, 2013, primarily due to the Company’s acquisition of Community Bank ($370.8 million).  Excluding the Community Bank acquisition, loans increased $87.7 million (4.1%) from December 31, 2012 to $2.23 billion at December 31, 2013.  Increases in residential real estate loans of $59.4 million (5.8%), commercial real estate loans of $32.9 million (4.0%), and commercial and industrial (“C&I”) loans of $10.0 million (9.2%) were partially offset by a decrease in consumer loans ($14.1 million).  The majority of this decrease is attributable to the Company’s decision to strategically reduce the portfolio of indirect auto loans with unsatisfactory credit quality metrics associated with the Community Bank acquisition.

Total average depository balances increased $413.5 million, or 17.3%, from the quarter ended December 31, 2012 to the quarter ended December 31, 2013.  This growth was primarily attributable to deposits acquired from Community Bank ($337.3 million).  Exclusive of this contribution, the Company experienced increases in noninterest-bearing demand deposits ($43.9 million), savings deposits ($39.6 million), and interest-bearing demand deposits ($14.9 million) that were partially offset by a decrease in time deposits ($22.5 million).

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2013 was 34.2% and 34.4%, respectively, compared to 34.9% and 34.3% for the quarter and year ended December 31, 2012, respectively.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 93.5% and the loan to asset ratio was 77.3% at December 31, 2013.  The Company maintained investment securities totaling 11.0% of assets as of this date.  The Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 50.7% of assets at December 31, 2013.  Time deposits fund 32.0% of assets at December 31, 2013, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Although the Company’s acquisition of Community Bank lowered its tangible equity ratio from 9.4% at December 31, 2012 to 8.6% at March 31, 2013, our tangible equity ratio has returned to 9.5% at December 31, 2013.  At December 31, 2013, City National Bank’s leverage ratio is 8.54%, its tier I capital ratio is 11.35%, and its total risk-based capital ratio is 12.18%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 18, 2013, the Board approved a quarterly cash dividend of 37 cents per share payable January 31, 2014, to shareholders of record as of January 15, 2014.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 82 branches across West Virginia, Virginia, Kentucky, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2013 Form 10-K.  The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2013 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Percent
	2013	2012	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$32,159	$25,707	25.10%
Net Income available to common shareholders	13,699	10,894	25.75%
Earnings per Basic Share	0.87	0.73	18.51%
Earnings per Diluted Share	0.86	0.73	17.77%

Key Ratios (percent):
Return on Average Assets	1.61%	1.49%	7.86%
Return on Average Tangible Equity	17.73%	16.15%	9.77%
Net Interest Margin	4.33%	3.99%	8.49%
Efficiency Ratio	51.71%	53.12%	(2.66)%
Average Shareholders' Equity to Average Assets	11.35%	11.49%	(1.26)%

Consolidated Risk Based Capital Ratios (a):
Tier I	12.96%	12.97%	(0.08)%
Total	13.81%	13.85%	(0.29)%

Tangible Equity to Tangible Assets	9.46%	9.40%	0.69%

Common Stock Data:
Cash Dividends Declared per Share	$0.37	$0.35	5.71%
Book Value per Share	24.64	22.47	9.66%
Tangible Book Value per Share	19.78	18.08	9.38%
Market Value per Share:
High	49.21	36.45	35.01%
Low	41.87	31.78	31.75%
End of Period	46.33	34.85	32.94%

Price/Earnings Ratio (b)	13.34	11.89	12.17%

	Twelve Months Ended December 31,		Percent
	2013	2012	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$125,897	$98,538	27.76%
Net Income available to common shareholders	48,667	38,945	24.96%
Earnings per Basic Share	3.10	2.63	18.00%
Earnings per Diluted Share	3.06	2.61	17.37%

Key Ratios (percent):
Return on Average Assets	1.44%	1.37%	4.95%
Return on Average Tangible Equity	16.35%	14.74%	10.90%
Net Interest Margin	4.33%	3.96%	9.44%
Efficiency Ratio	55.45%	57.16%	(3.00)%
Average Shareholders' Equity to Average Assets	11.04%	11.46%	(3.61)%

Common Stock Data:
Cash Dividends Declared per Share	$1.48	$1.40	5.71%
Market Value per Share:
High	49.21	37.16	32.43%
Low	36.07	30.96	16.51%

Price/Earnings Ratio (b)	14.95	13.27	12.66%

(a) December 31, 2013 risk-based capital ratios are estimated
(b) December 31, 2013 price/earnings ratio computed based on annualized fourth quarter 2013 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2007	$17.62	$17.40	$17.68	$18.14	$31.16	$41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16
2013	23.27	23.52	24.03	24.64	36.07	49.21

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.02
2008	0.81	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50	0.71	0.73	2.63
2013	0.51	0.83	0.89	0.87	3.10

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.01
2008	0.80	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50	0.71	0.73	2.61
2013	0.51	0.82	0.88	0.86	3.06

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31,
	2013	2012

Interest Income
Interest and fees on loans	$31,901	$25,588
Interest on investment securities:
Taxable	2,924	2,940
Tax-exempt	291	341
Interest on federal funds sold	-	15
Total Interest Income	35,116	28,884

Interest Expense
Interest on deposits	2,868	3,114
Interest on short-term borrowings	94	83
Interest on long-term debt	153	163
Total Interest Expense	3,115	3,360
Net Interest Income	32,001	25,524
Provision for loan losses	1,945	1,775
Net Interest Income After Provision for Loan Losses	30,056	23,749

Non-Interest Income
Total investment securities impairment losses	-	-
Noncredit impairment losses recognized in other comprehensive income	-	-
Net investment securities impairment losses	-	-
Gains on sale of investment securities	671	-
Net investment securities gains	671	-

Service charges	6,995	7,113
Bankcard revenue	3,403	3,101
Insurance commissions	1,269	1,289
Trust and investment management fee income	1,093	1,112
Bank owned life insurance	976	754
Other income	541	897
Total Non-Interest Income	14,948	14,266

Non-Interest Expense
Salaries and employee benefits	12,910	11,301
Occupancy and equipment	2,529	2,147
Depreciation	1,468	1,234
FDIC insurance expense	500	407
Advertising	408	596
Bankcard expenses	697	628
Postage, delivery, and statement mailings	521	514
Office supplies	408	412
Legal and professional fees	778	437
Telecommunications	581	405
Repossessed asset (gains)/losses, net of expenses	(72)	146
Merger related expenses	72	373
Other expenses	3,390	2,673
Total Non-Interest Expense	24,190	21,273
Income Before Income Taxes	20,814	16,742
Income tax expense	7,115	5,848
Net Income Available to Common Shareholders	$13,699	$10,894

Distributed earnings allocated to common shareholders	$5,775	$5,151
Undistributed earnings allocated to common shareholders	7,800	5,658
Net earnings allocated to common shareholders	$13,575	$10,809

Average common shares outstanding	15,636	14,755
Effect of dilutive securities:
Employee stock options and warrants	187	82
Shares for diluted earnings per share	15,823	14,837

Basic earnings per common share	$0.87	$0.73
Diluted earnings per common share	$0.86	$0.73
Dividends declared per common share	$0.37	$0.35

Comprehensive Income	$14,882	$9,837

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Twelve months ended December 31,
	2013	2012

Interest Income
Interest and fees on loans	$126,594	$96,432
Interest on investment securities:
Taxable	10,697	14,285
Tax-exempt	1,226	1,442
Interest on federal funds sold	22	53
Total Interest Income	138,539	112,212

Interest Expense
Interest on deposits	12,358	13,477
Interest on short-term borrowings	325	312
Interest on long-term debt	618	661
Total Interest Expense	13,301	14,450
Net Interest Income	125,238	97,762
Provision for loan losses	6,848	6,375
Net Interest Income After Provision for Loan Losses	118,390	91,387

Non-Interest Income
Total investment securities impairment losses	-	(878)
Noncredit impairment losses recognized in other comprehensive income	-	302
Net investment securities impairment losses	-	(576)
Gains on sale of investment securities	764	1,530
Net investment securities gains	764	954

Service charges	27,596	26,409
Bankcard revenue	13,521	12,406
Insurance commissions	5,832	6,071
Trust and investment management fee income	3,986	3,774
Bank owned life insurance	3,391	2,983
Other income	2,916	2,660
Total Non-Interest Income	58,006	55,257

Non-Interest Expense
Salaries and employee benefits	51,430	43,509
Occupancy and equipment	9,910	8,186
Depreciation	5,757	4,605
FDIC insurance expense	1,852	1,590
Advertising	2,673	2,589
Bankcard expenses	2,870	2,662
Postage, delivery, and statement mailings	2,220	2,079
Office supplies	1,728	1,669
Legal and professional fees	2,338	1,786
Telecommunications	2,212	1,614
Repossessed asset losses, net of expenses	646	1,346
Merger related expenses	5,526	4,708
Other expenses	13,054	11,058
Total Non-Interest Expense	102,216	87,401
Income Before Income Taxes	74,180	59,243
Income tax expense	25,513	20,298
Net Income Available to Common Shareholders	$48,667	$38,945

Distributed earnings allocated to common shareholders	$23,100	$20,603

Undistributed earnings allocated to common shareholders	25,127	18,034

Net earnings allocated to common shareholders	$48,227	$38,637

Average common shares outstanding	15,564	14,714
Effect of dilutive securities:
Employee stock options and warrants	171	82
Shares for diluted earnings per share	15,735	14,796

Basic earnings per common share	$3.10	$2.63
Diluted earnings per common share	$3.06	$2.61
Dividends declared per common share	$1.48	$1.40

Comprehensive Income	$45,099	$41,430

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2013	December 31, 2012

Balance at October 1	$378,042	$328,415

Net income	13,699	10,894
Other comprehensive income:
Change in unrealized loss on securities available-for-sale	(932)	(794)
Change in underfunded pension liability	2,115	(263)
Cash dividends declared ($0.37/share) and ($0.35/share), respectively	(5,827)	(5,192)
Issuance of stock award shares, net	318	214
Exercise of 19,028 stock options	661	-
Balance at December 31	$388,076	$333,274

	Twelve Months Ended
	December 31, 2013	December 31, 2012

Balance at January 1	$333,274	$311,134

Net income	48,667	38,945
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	(5,683)	2,749
Change in underfunded pension liability	2,115	(264)
Cash dividends declared ($1.48/share) and ($1.40/share), respectively	(23,513)	(20,725)
Issuance of stock award shares, net	1,281	1,083
Acquisition of Community Financial Corporation	28,508	-
Acquisition of Virginia Savings Bancorp	-	7,723
Exercise of 126,168 stock options	3,427	-
Exercise of 18,899 stock options	-	544
Purchase of 237,535 common shares of treasury	-	(7,915)
Balance at December 31	$388,076	$333,274

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Interest income	$35,116	$35,674	$34,724	$33,026	$28,884
Taxable equivalent adjustment	158	161	167	174	183
Interest income (FTE)	35,274	35,835	34,891	33,200	29,067
Interest expense	3,115	3,304	3,427	3,455	3,360
Net interest income	32,159	32,531	31,464	29,745	25,707
Provision for loan losses	1,945	1,154	2,011	1,738	1,775
Net interest income after provision
for loan losses	30,214	31,377	29,453	28,007	23,932

Noninterest income	14,948	14,480	14,252	14,326	14,266
Noninterest expense	24,190	24,665	23,959	29,403	21,273
Income before income taxes	20,972	21,192	19,746	12,930	16,925
Income tax expense	7,115	7,056	6,573	4,769	5,848
Taxable equivalent adjustment	158	161	167	174	183
Net income available to common shareholders	$13,699	$13,975	$13,006	$7,987	$10,894

Distributed earnings allocated to common shareholders	$5,775	$5,767	$5,751	$5,747	$5,151
Undistributed earnings allocated to common shareholders	7,800	8,081	7,139	2,175	5,658
Net earnings allocated to common shareholders	$13,575	$13,848	$12,890	$7,922	$10,809

Average common shares outstanding	15,636	15,608	15,582	15,473	14,755

Effect of dilutive securities:
Employee stock options and warrants	187	182	170	154	82

Shares for diluted earnings per share	15,823	15,790	15,752	15,627	14,837

Basic earnings per common share	$0.87	$0.89	$0.83	$0.51	$0.73
Diluted earnings per common share	0.86	0.88	0.82	0.51	0.73

Cash dividends declared per share	0.37	0.37	0.37	0.37	0.35

Net Interest Margin	4.33%	4.47%	4.35%	4.18%	3.99%

Interest Income from Accretion Related to Fair Value Adjustments Recorded as a Result of Acquisition	$3,899	$5,046	$3,517	$2,181	$1,658

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Non-Interest Income:
Service charges	$6,995	$7,169	$6,897	$6,535	$7,113
Bankcard revenue	3,403	3,468	3,450	3,199	3,101
Insurance commissions	1,269	1,365	1,358	1,840	1,289
Trust and investment management fee income	1,093	939	964	990	1,112
Bank owned life insurance	976	805	799	812	754
Other income	541	734	775	866	897
Subtotal	14,277	14,480	14,243	14,242	14,266
Total investment securities impairment losses	-	-	-	-	-
Noncredit impairment losses recognized in other
comprehensive income	-	-	-	-	-
Net investment securities impairment losses	-	-	-	-	-
Gain (loss) on sale of investment securities	671	-	9	84	-
Total Non-Interest Income	$14,948	$14,480	$14,252	$14,326	$14,266

Non-Interest Expense:
Salaries and employee benefits	$12,910	$12,930	$12,640	$12,949	$11,301
Occupancy and equipment	2,529	2,409	2,500	2,472	2,147
Depreciation	1,468	1,437	1,453	1,399	1,234
FDIC insurance expense	500	500	341	511	407
Advertising	408	712	819	735	596
Bankcard expenses	697	680	766	727	628
Postage, delivery and statement mailings	521	541	552	605	514
Office supplies	408	416	463	441	412
Legal and professional fees	778	591	535	435	437
Telecommunications	581	721	465	445	405
Repossessed asset (gains) losses, net of expenses	(72)	896	(23)	(155)	146
Merger related expenses	72	(150)	65	5,540	373
Other expenses	3,390	2,982	3,383	3,299	2,673
Total Non-Interest Expense	$24,190	$24,665	$23,959	$29,403	$21,273

Employees (Full Time Equivalent)	923	924	931	932	843
Branch Locations	83	83	83	83	73

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	December 31	December 31
	2013	2012
	(Unaudited)
Assets
Cash and due from banks	$75,999	$58,718
Interest-bearing deposits in depository institutions	9,877	16,276
Federal funds sold	-	10,000
Cash and cash equivalents	85,876	84,994

Investment securities available-for-sale, at fair value	352,660	377,122
Investment securities held-to-maturity, at amortized cost	4,117	13,454
Other securities	13,343	11,463
Total investment securities	370,120	402,039

Gross loans	2,604,782	2,146,369
Allowance for loan losses	(20,575)	(18,809)
Net loans	2,584,207	2,127,560

Bank owned life insurance	92,047	81,901
Premises and equipment, net	82,548	72,728
Accrued interest receivable	6,866	6,692
Net deferred tax assets	42,165	32,737
Intangible assets	76,557	65,057
Other assets	27,852	43,758
Total Assets	$3,368,238	$2,917,466

Liabilities
Deposits:
Noninterest-bearing	$493,228	$429,969
Interest-bearing:
Demand deposits	601,527	553,132
Savings deposits	612,772	506,869
Time deposits	1,077,606	919,346
Total deposits	2,785,133	2,409,316
Short-term borrowings
Customer repurchase agreements	137,798	114,646
Long-term debt	16,495	16,495
Other liabilities	40,736	43,735
Total Liabilities	2,980,162	2,584,192

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at December 31, 2013 and December 31, 2012
less 2,748,922 and 3,665,999 shares in treasury, respectively	46,249	46,249
Capital surplus	107,596	103,524
Retained earnings	334,423	309,270
Cost of common stock in treasury	(95,202)	(124,347)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	(2,110)	3,573
Underfunded pension liability	(2,880)	(4,995)
Total Accumulated Other Comprehensive Loss	(4,990)	(1,422)
Total Stockholders' Equity	388,076	333,274
Total Liabilities and Stockholders' Equity	$3,368,238	$2,917,466

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through December 31, 2013	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$2,317	$-	$48	$2,365
Mortgage Backed Securities	284,837	-	(4,531)	280,306
Municipal Bonds	41,027	-	520	41,547
Pooled Bank Trust Preferreds	23,358	(20,171)	512	3,699
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	24,910	(1,015)	(1,193)	22,702
Money Markets and Mutual Funds	1,525	-	(40)	1,485
Federal Reserve Bank and FHLB stock	13,343	-	-	13,343
Community Bank Equity Positions	8,032	(4,698)	1,339	4,673
Total Investments	$399,349	$(25,884)	$(3,345)	$370,120

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Residential real estate (1)	$1,207,150	$1,188,841	$1,170,123	$1,149,411	$1,031,435
Home equity - junior liens	143,390	140,887	138,367	138,333	143,110
Commercial and industrial	164,484	151,185	138,299	149,677	108,739
Commercial real estate (2)	1,039,451	1,022,278	1,023,311	1,001,453	821,970
Consumer	46,402	50,757	54,242	55,274	36,564
DDA overdrafts	3,905	4,508	3,103	2,876	4,551
Gross Loans	$2,604,782	$2,558,456	$2,527,445	$2,497,024	$2,146,369

Construction loans included in:
(1) - Residential real estate loans	$17,337	$14,808	$15,889	$16,884	$15,408
(2) - Commercial real estate loans	$24,026	$17,391	$24,726	$26,163	$15,352

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in millions)

The following table presents the actual and forecasted accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp (VSB) and Community Financial Corporation (Community) acquisitions.

	VSB		Community
	Loan	Certificates of	Loan	Certificates of
Year Ended:	Accretion(a)	Deposit(a)	Accretion(a)	Deposit(a)	Total

1Q 2013	$985	$178	$858	$160	$2,181
2Q 2013	1,334	122	1,887	174	3,517
3Q 2013	632	121	4,119	174	5,046
4Q 2013	561	121	3,043	174	3,899
2014	922	536	4,104	250	5,812
2015	564	518	3,040	160	4,282
2016	325	497	1,477	44	2,343

a - 2013 amounts are based on actual results. 2014, 2015 and 2016 amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
		2013			2012
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,334,624	$13,949	4.15%	$1,152,921	$12,267	4.23%
Commercial, financial, and agriculture (3)	1,182,386	15,924	5.34%	901,966	11,420	5.04%
Installment loans to individuals (4), (5)	60,877	1,465	9.55%	49,596	1,007	8.08%
Previously securitized loans (6)	***	563	***	***	894	***
Total loans	2,577,887	31,901	4.91%	2,104,483	25,588	4.84%
Securities:
Taxable	331,134	2,924	3.50%	380,897	2,940	3.07%
Tax-exempt (7)	28,430	449	6.27%	35,847	524	5.82%
Total securities	359,564	3,373	3.72%	416,744	3,464	3.31%
Deposits in depository institutions	8,194	-	-	7,431	-	-
Federal funds sold	-	-	-	32,876	15	0.18%
Total interest-earning assets	2,945,645	35,274	4.75%	2,561,534	29,067	4.51%
Cash and due from banks	140,269			70,075
Bank premises and equipment	82,738			72,702
Other assets	250,082			230,098
Less: Allowance for loan losses	(20,415)			(19,551)
Total assets	$3,398,319			$2,914,858

Liabilities:
Interest-bearing demand deposits	597,221	176	0.12%	540,107	165	0.12%
Savings deposits	607,522	218	0.14%	498,027	183	0.15%
Time deposits (8)	1,086,288	2,474	0.90%	923,025	2,766	1.19%
Short-term borrowings	145,491	94	0.26%	128,706	83	0.26%
Long-term debt	16,495	153	3.68%	16,495	163	3.93%
Total interest-bearing liabilities	2,453,017	3,115	0.50%	2,106,360	3,360	0.63%
Noninterest-bearing demand deposits	517,820			434,429
Other liabilities	41,888			39,120
Stockholders' equity	385,594			334,949
Total liabilities and
stockholders' equity	$3,398,319			$2,914,858
Net interest income		$32,159			$25,707
Net yield on earning assets			4.33%			3.99%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) For 2013, interest income on residential real estate loans includes $0.2 million and $0.3 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on residential real estate loans includes $0.1 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(3) For 2013, interest income on commercial, financial, and agriculture loans includes $0.3 million and $2.4 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on commercial, financial and agricultural loans includes $1.4 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(4) For 2013, interest income on installment loans to individuals includes $0.1 million and $0.3 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on installment loans to individuals includes $0.1 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(5) Includes the Company’s consumer and DDA overdrafts loan categories.
(6) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(7) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(8) For 2013, interest expense on time deposits includes $0.1 million and $0.2 million in accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest expense on time deposits includes $0.1 million in accretion of the fair value adjustments related to the acquisition of Virginia Savings Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
		2013			2012
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,304,741	$55,165	4.23%	$1,114,653	$49,000	4.40%
Commercial, financial, and agriculture (3)	1,154,637	62,679	5.43%	880,502	40,815	4.64%
Installment loans to individuals (4), (5)	64,377	6,219	9.66%	46,721	3,311	7.09%
Previously securitized loans (6)	***	2,531	***	***	3,306	***
Total loans	2,523,755	126,594	5.02%	2,041,876	96,432	4.72%
Securities:
Taxable	330,225	10,697	3.24%	371,092	14,285	3.85%
Tax-exempt (7)	30,635	1,885	6.15%	38,339	2,218	5.79%
Total securities	360,860	12,582	3.49%	409,431	16,503	4.03%
Deposits in depository institutions	8,116	-	-	7,258	-	-
Federal funds sold	13,052	22	0.17%	30,507	53	0.17%
Total interest-earning assets	2,905,783	139,198	4.79%	2,489,072	112,988	4.54%
Cash and due from banks	154,983			74,193
Bank premises and equipment	82,168			69,772
Other assets	255,544			223,783
Less: Allowance for loan losses	(20,127)			(19,586)
Total assets	$3,378,351			$2,837,234

Liabilities:
Interest-bearing demand deposits	603,844	712	0.12%	534,211	697	0.13%
Savings deposits	599,574	864	0.14%	479,760	759	0.16%
Time deposits (8)	1,103,945	10,782	0.98%	909,951	12,021	1.32%
Short-term borrowings	127,679	325	0.25%	121,780	312	0.26%
Long-term debt	16,495	618	3.75%	16,495	661	4.01%
Total interest-bearing liabilities	2,451,537	13,301	0.54%	2,062,197	14,450	0.70%
Noninterest-bearing demand deposits	514,210			414,969
Other liabilities	39,502			34,995
Stockholders' equity	373,102			325,073
Total liabilities and
stockholders' equity	$3,378,351			$2,837,234
Net interest income		$125,897			$98,538
Net yield on earning assets			4.33%			3.96%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) For 2013, interest income on residential real estate loans includes $1.0 million and $0.8 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on residential real estate loans includes $0.7 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(3) For 2013, interest income on commercial, financial, and agriculture loans includes $2.4 million and $7.9 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on commercial, financial and agricultural loans includes $1.6 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) For 2013, interest income on installment loans to individuals includes $0.1 million and $1.2 million of accretion related to the fair value adjustments due to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest income on installment loans to individuals includes $0.1 million of accretion related to the fair value adjustments due to the acquisition of Virginia Savings Bancorp, Inc.

(6) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(7) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(8) For 2013, interest expense on time deposits includes $0.5 million and $0.7 million in accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp, Inc. and Community Financial Corporation, respectively. For 2012, interest expense on time deposits includes $0.2 million in accretion of the fair value adjustments related to the acquisition of Virginia Savings Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2013 (a)	2013	2013	2013	2012

Tier I Capital:
Stockholders' equity	$388,076	$378,042	$368,891	$365,848	$333,274
Goodwill and other intangibles	(76,370)	(76,233)	(74,455)	(75,563)	(64,866)
Accumulated other comprehensive loss	4,990	6,173	5,540	1,332	1,422
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	(18)	(11)	-	-
Excess deferred tax assets	(8,896)	(12,495)	(13,572)	(17,737)	(6,577)
Total tier I capital	$323,801	$311,470	$302,394	$289,880	$279,254

Total Risk-Based Capital:
Tier I capital	$323,801	$311,470	$302,394	$289,880	$279,254
Qualifying allowance for loan losses	20,575	20,606	20,069	19,721	18,809
Unrealized gain on securities	606	722	686	696	-
Total risk-based capital	$344,982	$332,798	$323,149	$310,297	$298,063

Net risk-weighted assets	$2,498,080	$2,460,895	$2,450,010	$2,436,022	$2,152,622

Ratios:
Average stockholders' equity to average assets	11.35%	11.14%	10.94%	10.74%	11.49%
Tangible capital ratio	9.46%	9.08%	8.90%	8.61%	9.40%
Risk-based capital ratios:
Tier I capital	12.96%	12.66%	12.34%	11.90%	12.97%
Total risk-based capital	13.81%	13.52%	13.19%	12.74%	13.85%
Leverage capital	9.77%	9.43%	9.12%	8.98%	9.82%

(a) December 31, 2013 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Intangibles, net	$76,557	$76,420	$74,642	$75,750	$65,057
Intangibles amortization expense	260	260	260	260	135

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Balance at beginning of period	$20,606	$20,069	$19,721	$18,809	$18,986

Charge-offs:
Commercial and industrial	268	380	330	62	100
Commercial real estate	1,384	181	419	203	1,744
Residential real estate	583	487	520	591	284
Home equity	17	8	154	116	366
Consumer	128	102	221	3	42
DDA overdrafts	381	415	348	339	394
Total charge-offs	2,761	1,573	1,992	1,314	2,930

Recoveries:
Commercial and industrial	33	30	20	1	19
Commercial real estate	116	635	16	18	190
Residential real estate	97	69	20	48	7
Home equity	-	-	-	-	6
Consumer	85	25	70	147	45
DDA overdrafts	454	197	203	274	711
Total recoveries	785	956	329	488	978

Net charge-offs	1,976	617	1,663	826	1,952
Provision for loan losses	1,438	1,241	1,834	1,738	1,775
Provision for (recovery of) acquired loans	507	(87)	177	-	-
Balance at end of period	$20,575	$20,606	$20,069	$19,721	$18,809

Loans outstanding	$2,604,782	$2,558,456	$2,527,445	$2,497,023	$2,146,369
Average loans outstanding	2,577,887	2,536,542	2,513,883	2,465,336	2,104,483
Allowance as a percent of loans outstanding	0.79%	0.81%	0.79%	0.79%	0.88%
Allowance as a percent of non-performing loans	90.25%	93.86%	87.14%	82.18%	96.59%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.31%	0.10%	0.26%	0.13%	0.37%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.32%	0.06%	0.24%	0.12%	0.43%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Nonaccrual loans	$22,363	$21,535	$21,847	$23,198	$19,194
Accruing loans past due 90 days or more	436	418	1,185	799	280
Total non-performing loans	22,799	21,953	23,032	23,997	19,474
Other real estate owned	8,470	7,518	10,837	10,508	8,162
Total non-performing assets	$31,269	$29,471	$33,869	$34,505	$27,636

Non-performing assets as a percent of loans and
other real estate owned	1.20%	1.15%	1.33%	1.38%	1.28%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)
	Originated
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Residential real estate	$4,850	$5,414	$6,525	$5,889	$5,748
Home equity - junior liens	921	732	655	858	2,893
Commercial and industrial	-	5	234	303	496
Commercial real estate	668	612	2,556	1,503	633
Consumer	182	96	103	83	121
DDA overdrafts	393	280	290	337	281
Total past due loans	$7,014	$7,139	$10,363	$8,973	$10,172

	Acquired
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Residential real estate	$1,014	$1,032	$951	$2,037	$-
Home equity - junior liens	-	23	-	-	-
Commercial and industrial	80	2,166	2,534	7,783	1,004
Commercial real estate	10,689	7,324	8,019	5,770	1,793
Consumer	695	703	693	864	-
DDA overdrafts	-	-	-	-	-
Total past due loans	$12,478	$11,248	$12,197	$16,454	$2,797

	Total
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Residential real estate	$5,864	$6,446	$7,476	$7,926	$5,748
Home equity - junior liens	921	755	655	858	2,893
Commercial and industrial	80	2,171	2,768	8,086	1,500
Commercial real estate	11,357	7,936	10,575	7,273	2,426
Consumer	877	799	796	947	121
DDA overdrafts	393	280	290	337	281
Total past due loans	$19,492	$18,387	$22,560	$25,427	$12,969

Total past due loans as a percent of loans outstanding	0.75%	0.72%	0.89%	1.02%	0.60%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Troubled Debt Restructurings
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Residential real estate	$20,345	$20,380	$21,480	$20,136	$18,988
Home equity - junior liens	2,873	2,772	2,963	3,025	3,743
Commercial and industrial	88	91	95	101	101
Commercial real estate	1,783	1,567	1,791	1,805	734
Consumer	-	-	-	142	142
Total	$25,089	$24,810	$26,329	$25,209	$23,708

At September 30, 2012, the Company reclassified $21.1 million of loans as TDRs in accordance with recent regulatory guidance. The regulatory guidance requires loans to be accounted for as collateral-dependent loans when borrowers have filed Chapter 7 bankruptcy, the debt has been discharged by the bankruptcy court and the borrower has not reaffirmed the debt.

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Purchased Credit Impaired Loans
(Unaudited) ($ in 000s)

	Virginia Savings Acquisition
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Contractual required principal and interest	3,932	5,253	7,330	8,789	10,759
Carrying value	3,115	4,248	5,421	5,886	7,018

	Community Financial Acquisition
	December 31	September 30	June 30	March 31	December 31
	2013	2013	2013	2013	2012

Contractual required principal and interest	40,639	40,896	47,850	**	-
Carrying value	26,865	24,958	27,845	**	-

** Comparative information was not available from the Company's third party service provider